Exhibit 99.2
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
     The following unaudited pro forma combined financial statements give effect to the completed acquisition of all the shares of KIRK telecom A/S. and all of its subsidiaries, (“KIRK”) by SpectraLink Corporation and SpectraLink Denmark ApS (“SpectraLink” or “the Company”).
     On January 3, 2006, the Company acquired all of the outstanding capital stock of privately held, Denmark based KIRK. The total consideration, calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) that we paid to acquire KIRK was approximately $64 million, financed by approximately $62 million in cash, paid to the sellers, and $2 million in estimated transaction-related costs. The amount of this consideration reflects a revision to our original estimates described in our previously filed Form 8-K on January 4, 2006. The acquisition is treated as a purchase business combination and KIRK’s results of operations will be combined with SpectraLink’s from the acquisition date forward. SpectraLink operates on a calendar year. KIRK has historically operated on a year end of April 30.
     The unaudited pro forma combined balance sheet gives effect to the acquisition as if it had occurred on December 31, 2005. The final purchase price allocations will be based on the KIRK consolidated closing balance sheet as of December 31, 2005, as differences between that date and January 3, 2006 are not significant. The unaudited pro forma combined balance sheet reflects the KIRK purchase price of approximately $62 million in cash, $33 million of which was provided by borrowings, and $2 million in estimated transaction-related costs. The unaudited pro forma combined statement of operations for the year ended December 31, 2005 combines the historical results for SpectraLink and KIRK for the year ended December 31, 2005, as if the acquisitions had occurred on January 1, 2005.
     The unaudited pro forma combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined statements of operations are presented for illustrative purposes and do not purport to represent what our results of operations or financial position actually would have been if the events described above had occurred as of the dates indicated or what such results would be for any future periods. The unaudited pro forma combined financial statements, and the accompanying notes, should be read in conjunction with the historical financial statements and related notes of SpectraLink in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q and with the KIRK historical financial statements and related notes included in this Form 8-K/A.
     The historical financial statements of KIRK have been prepared in accordance with Danish GAAP. For the purpose of presenting the unaudited pro forma combined financial statements, the financial statements have been adjusted to conform to accounting policies under U.S. GAAP. In addition, certain reclassifications have been made to the historical financial statements of KIRK to conform to SpectraLink’s presentation under U.S. GAAP.
     The historical financial statements of KIRK are presented in Danish Kroner (DKK). For the purpose of presenting the unaudited pro forma combined financial statements, the statements of operations for the year ended December 31, 2005, have been translated into U.S. dollars using the average daily closing rate for the year, $1 = DKK6.0034. The unaudited balance sheet of KIRK as of December 31, 2005 has been translated from DKK into U.S. dollars using the closing rate for the transaction of 6.2839.

SPECTRALINK CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

DECEMBER 31, 2005
($ in thousands)

					PRO-
	SPECTRA-		PRO-FORMA		FORMA
ASSETS	LINK	KIRK	ADJUSTMENTS		COMBINED
CURRENT ASSETS
Cash and cash equivalents	16,703	3,023	(6,662)	B	13,064
Cash in escrow for proposed acquisition	55,148		(55,148)	B	0
Investments in marketable securities - current	14,088	4,183			18,271

Trade accounts receivable	22,574	3,077			25,651
Inventory	8,940	5,672			14,612
Deferred income taxes — current portion	1,626	133			1,759
Prepaids and other	1,201	308			1,509

Total current assets	120,280	16,396			74,866

LONG TERM ASSETS
Net Property and Equipment	8,422	1,949			10,371

Goodwill			25,956	A	25,545
			(411)	J

INTANGIBLE ASSETS
Existing technology			17,139	A	17,139
In process research and development			2,021	A	0
			(2,021)	F
Core technology			6,939	A	6,939
Customer contracts and relationships			7,686	A	7,686
FCC licenses			334	A	334
Trade name			1,703	A	1,703
Order backlog			191	A	191

Other	2,090	160	(890)	C	1,360

TOTAL ASSETS	130,792	18,505	(3,163)		146,134

				PRO-
	SPECTRA-		PRO-FORMA	FORMA
	LINK	KIRK	ADJUSTMENTS	COMBINED
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	1,478	2,060		3,538
Income taxes payable	746	1,231		1,977
Accrued expenses	10,134	2,451	411 C	14,109
			1,113 C
Deferred revenue	7,503	411	(411) J	7,503
Current portion of long term debt	15,000	0		15,000

Total Current Liabilities	34,861	6,153		42,127

Long term debt — net of current portion	18,050	0		18,050
Other long term liabilities	900	13		913

Deferred taxes	0	0	10,084 E	9,518
			(566) F

Total Long Term Liabilities	18,950	13		28,481

TOTAL LIABILITIES	53,811	6,166		70,608

STOCKHOLDERS’ EQUITY
Common stock	238	1,591	(1,591) D	238
Additional paid in capital	81,751	(185)	185 D	81,751
Retained earnings	32,383	10,933	(10,933) D	30,928
			(1,455) F
Treasury stock	(37,391)	0		(37,391)

TOTAL STOCKHOLDERS’ EQUITY	76,981	12,339		75,526

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	130,792	18,505	(3,163)	146,134

See accompanying notes to unaudited pro forma combined financial statements.

SPECTRALINK CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005
($ in thousands except per share data)

					PRO-
	SPECTRA-		Pro - Forma		FORMA
	LINK	KIRK	Adjustments		COMBINED
NET SALES	97,774	39,755			137,529
COST OF SALES	34,273	20,362			54,635

Gross profit	63,501	19,393			82,894

OPERATING EXPENSES
Research and development	11,362	5,031			16,393
Marketing and selling	27,272	4,666			31,938
General and administrative	6,772	4,149			10,921
Amortization of intangibles	0	0	4,600	G	4,600

Total operating expenses	45,406	13,846	4,600		63,852

INCOME FROM OPERATIONS	18,095	5,547	(4,600)		19,042

OTHER INCOME AND EXPENSES

Interest income	1,543	290	(1,011)	L	822
Interest expense	(184)		(2,572)	K	(2,756)
Other income (expense) net	(369)	61			(308)
Foreign currency (loss)			(6,796)	H	(6,796)

Total other income and expenses	990	351	(10,379)		(9,038)

INCOME BEFORE INCOME TAXES	19,085	5,898	(14,979)		10,004
INCOME TAX EXPENSE/(BENEFIT)	7,061	1,536	(4,517)	I	4,080

NET INCOME	12,024	4,362	(10,462)		5,924

BASIC EARNINGS PER SHARE	0.63				0.31
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	19,061				19,061

DILUTED EARNINGS PER SHARE	0.62				0.31
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	19,370				19,370
See accompanying notes to unaudited pro forma combined financial statements.

SPECTRALINK CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(1) Basis of pro forma presentation
     The unaudited pro forma combined balance sheet is based on historical balance sheets of SpectraLink and KIRK and has been prepared to reflect the acquisition as if it had been consummated on December 31, 2005.
     The unaudited pro forma combined statement of operations combines the results of operations of SpectraLink and KIRK for the year ended December 31, 2005. The unaudited pro forma combined statement of operations has been prepared to reflect the acquisition as if it had occurred on January 1, 2005.
     You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have occurred had SpectraLink and KIRK been combined during these time periods or the future results that may be achieved after the acquisition. Additionally, the allocation of the purchase price indicated herein is preliminary and subject to change.
     There were no transactions between SpectraLink and KIRK during the periods presented.
(2) Acquisition of KIRK
     The unaudited pro forma combined financial statements reflect an estimated purchase price of approximately $64 million for KIRK, including acquisition related costs. The purchase price consists of approximately $62 million in cash ($33 million of which was funded by debt) and $2 million in estimated transaction-related costs.
     The estimated acquisition-related costs consist primarily of investment banking, legal and accounting fees and other external costs. The estimated total purchase price of KIRK is as follows (in thousands):

Cash	$61,809
Acquisition-related costs	2,004

Aggregate preliminary purchase price	$63,813

     The company used cash resulting from borrowings under a credit facility for its acquisition of KIRK, consisting of $15 million borrowed under a term loan and $18 million borrowed under a revolving line of credit. The outstanding principal amount under the term loan is due and payable in equal installments of $1.25 million at the end of each quarter commencing on March 31, 2006, with the final payment being due on December 9, 2008. The maturity date of the revolving credit facility is December 9, 2008. The debt bears interest at a variable rate per annum, which at the date of acquisition was 8.25% and is approximately 6.67% as of the date of this filing. The indebtedness may be prepaid at any time without penalty. The entire credit agreement is filed as an exhibit to the Company’s annual report Form 10-K filed on March 16, 2006.

Interest Rate Sensitivity Risk
     As of December 31, 2005, the primary interest rate risk is related to Company’s borrowings under its Credit Facility. There was $33 million borrowed under the Credit Facility as of December 31, 2005. As of February 10, 2006 the Company had $28 million outstanding under the Credit Facility, reflecting a voluntary $5 million prepayment. On March 3, 2006 the Company elected to base the variable interest rate of its Credit Facility on the LIBO rate plus 2% (6.67%). Based upon expected levels of borrowings under the Credit Facility in 2006, an increase in variable interest rates of 1/8% would have an effect on the Company’s annual results of operations and cash flows of approximately $35,000.
Cash in Escrow For Proposed Acquisition
     The Company invested $55,148,000 in a Company owned-interest-bearing escrow cash account in accordance with the terms of the share purchase agreement entered into by the Company on December 12, 2005, to acquire KIRK in 2006. On January 3, 2006, the acquisition was consummated, and the escrow amount was paid to the KIRK stockholders.
Purchase Price
     Under the purchase method of accounting, the total estimated purchase price, including the estimated fair value of obligations assumed, is allocated to KIRK’s net tangible and identifiable intangible assets based on their estimated fair values as of the acquisition date. The excess of the purchase price over the net tangible and identifiable intangible assets is recorded as goodwill. Based upon the estimated purchase price, the following represents the preliminary allocation of the aggregate purchase price to the acquired net assets of KIRK as of January 3, 2006 (in thousands):

Net tangible assets	$12,339
Goodwill	25,545
In-process research and development	2,021
Identifiable intangible assets	33,992
Deferred income tax liability	(10,084)

Aggregate preliminary purchase price	$63,813

     The allocation of intangible assets was based upon a valuation performed by a third party.
     In accordance with EITF No. 01-03, “Accounting in a Business Combination for Deferred Revenue of an Acquiree,” SpectraLink records a liability related to the unearned revenue of KIRK only if the obligation underlying the unearned revenue represents a legal obligation to be assumed by SpectraLink (a legal performance obligation). KIRK’s deferred revenue amount represents estimated value of equipment supplied to customers and awaiting acceptance or with a right of return. Accordingly, SpectraLink has no further obligation under such arrangements to recognize such revenue, and the balance sheet deferred revenue amount has been offset against goodwill.
     KIRK’s other net tangible assets were valued at their respective carrying amounts, as these amounts approximated their current fair values.
     Goodwill represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets acquired. The unaudited pro forma combined statements of operations do not reflect any amortization of goodwill acquired in the acquisition consistent with the guidance in Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.” Goodwill is not deductible for tax purposes.
     Identifiable intangible assets as of January 3, 2006 represent technology owned by KIRK plus other identifiable intangible assets such as acquired contractual relationships. Since these assets are deductible for financial reporting purposes but not tax purposes, a deferred tax liability has been recorded as of the acquisition date. The estimated fair value of each is shown below (in thousands):

	Estimated
	Fair Value	Useful Life
Identifiable intangible assets:
Existing Technology	$17,139	5-8 yrs
Core technology	6,939	8 yrs
Customer contracts	7,686	7-11 yrs
FCC Licences	334	8 yrs
Trade name	1,703	11yrs
Order Backlog	191	0

	$33,992

Annual amortization will be recorded based on the estimated utilization of the intangible. Amortization of identifiable intangible assets is expected to result in the following annual charges, based on current exchange rates: (in thousands)

2006	$4,586
2007	$4,702
2008	$4,584
2009	$4,387

2010 to 2016	$15,733
The in-process research and development of $2 million will be written off as an operating expense in the first quarter of 2006 under US GAAP. The write off of this amount has been shown as a pro forma adjustment in the pro forma combined balance sheet as of December 31, 2005.
The order backlog of $191k will be recorded as amortization in the first quarter of 2006.
(4) Pro forma net income per share
     The pro forma basic and diluted net income per share are based on the weighted average number of shares of SpectraLink common stock outstanding during the period.
(5) Pro forma adjustments
     The following is a description of the pro forma adjustments to the unaudited pro forma combined balance sheets and statements of operations. These adjustments are based on preliminary estimates which are subject to change as management finalizes its valuations and resulting purchase price allocations.
(A) To record goodwill and intangible assets related to the KIRK acquisition.
(B) To record purchase price for KIRK of $61.8 million in cash.
(C) To accrue for professional fees associated with the purchase and obligations assumed as a result of the acquisition.
(D) To eliminate KIRK’s stockholders’ equity accounts.

(E) To record a deferred tax liability related to the identifiable intangibles which are amortizable for book purposes but not deductible for tax purposes.
(F) To immediately write off in-process research and development and recognize the related deferred tax effect.
(G) To record the estimated amortization expense related to identifiable intangible assets acquired as part of the KIRK acquisition.
(H) To record the impact of fluctuating foreign exchange rates on a US$-denominated note payable on the balance sheet of the Danish holding company. In 2005, the dollar strengthened approximately 15% against the Danish Kroner, resulting in a pro forma foreign exchange loss on the books of the Danish company, translated at the average rate during the period.
(I) To account for the tax effects of the pro forma statement of operations adjustments, amortization of intangibles, foreign currency losses and interest.
(J) To adjust deferred revenue to its estimated fair value.
(K) To account for interest incurred on the debt used to acquire KIRK
(L) To account for interest foregone on cash used (funded by liquidating short term investments) to acquire KIRK